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                                                                 EXHIBIT 11(b)

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion in Post-Effective Amendment No. 51 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File Number 2-27962) on behalf of Eaton Vance Emerging Markets Fund of our report dated February 6, 1998 relating to Eaton Vance Emerging Markets Fund (formerly EV Marathon Emerging Markets Fund), and of our report dated February 6, 1998 relating to Emerging Markets Portfolio, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                        /s/DELOITTE & TOUCHE LLP
                                           ------------------------------------
                                           DELOITTE & TOUCHE LLP
April 20, 1998
Boston, Massachusetts